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                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

                           SECOND AMENDMENT TO LEASE

     This SECOND AMENDMENT TO LEASE (this "Second Amendment") is dated as of this 22nd day of December, 1997, to be effective as of the 1st day of June, 1997, by and among MASSACHUSETTS TURNPIKE AUTHORITY, a body politic and corporate organized pursuant to the laws of the Commonwealth of Massachusetts with offices at Ten Park Plaza, Suite 5170, Boston, Massachusetts 02116 (hereinafter referred to as "LANDLORD"), ALLSTON LANDING LIMITED PARTNERSHIP, a Massachusetts limited partnership with offices at One Kendall Square, Cambridge, Massachusetts 02139 (hereinafter referred to as "TENANT"), and GENZYME CORPORATION, with offices at One Kendall Square, Cambridge, Massachusetts 02139 (hereinafter referred to as "GUARANTOR").

                              W I T N E S S E T H:

     WHEREAS, Landlord and Tenant entered into that certain Lease dated as of June 1, 1992, as amended by that certain First Amendment to Lease dated as of July 26, 1995 by and between Landlord and Tenant (as amended, the "EXISTED LEASE") for the demise of the land and improvements defined in the Existing Lease as the "PREMISES", which Premises are comprised of therein described and defined Development Parcel and Holding Parcel (which Holding Parcel includes the Inaccessible Parcel) and which demise includes a right of first refusal to the therein described and defined Adjoining Parcels;

     WHEREAS, initial capitalized terms used herein and not otherwise defined shall have the meanings respectively ascribed to such terms in the Existing Lease;

     WHEREAS, Section 2.1.2 of the Existing Lease provides that Landlord may terminate the Existing Lease as to the Holding Parcel if Tenant has not Commenced Material and Substantial Construction of at least 200,000 square feet of FAR Floor Area of Improvements on the Holding Parcel by June 1, 1997;

     WHEREAS, Section 2.1.3 of the Existing Lease provides that, in addition to Landlord's remedies set forth in Section 2.1.2 of the Existing Lease, Tenant shall either provide access to Landlord over the Development Parcel in order to provide access to the Inaccessible Parcel or pay Rent with respect to the Inaccessible Parcel as if such Parcel was improved with 80,000 square feet of FAR Floor Area of Improvements if Tenant has not Commenced Material and Substantial Construction of at least 80,000 square feet of Improvements on the Inaccessible Parcel by June 1, 1997;

     WHEREAS, no such Construction had commenced on either the Holding Parcel or the Inaccessible Parcel as aforesaid as of June 1, 1997;

     WHEREAS, on account of no such Construction having commenced as aforesaid, the Existing Lease grants Landlord the right to terminate the Existing Lease as to the Holding Parcel;

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     WHEREAS, if the Existing Lease is terminated as to the Holding Parcel,
Tenant's rights to the Adjoining Parcels are terminated;

     WHEREAS, Tenant desires to continue to lease and develop the Holding Parcel (inclusive of the Inaccessible Parcel) upon the terms and conditions set forth herein; and

     WHEREAS, Landlord and Tenant desire to amend certain provisions of the Existing Lease as more specifically set forth herein.

     NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein and in the Existing Lease, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Definitions. The definitions of Adjusted Rent, Development Parcel Rent, Holding Parcel Rent, Premises, Rent and Term as set forth in Section 1.1 of the Existing Lease are hereby deleted in their entirety, and the following definitions, in addition to the definition of Inaccessible Parcel Rent, are respectively substituted therefor:

     "ADJUSTED RENT: Commencing on the 30th, and redetermined on the 40th, 50th and 60th anniversaries of the Date of Lease Execution (June 1, 1992), to be in effect as so determined for the respective ten Lease Years following the 30th, 40th and 50th anniversaries and for the five Lease Years following the 60th anniversary, whichever is the lesser of (i) Fair Market Value Rent, assuming that the "MAXIMUM FAR FLOOR AREA OF IMPROVEMENTS" (defined as 130,490 square feet of initial Improvements plus the Maximum FAR Floor Area of Additional Improvements (as hereinafter defined)) have been constructed on the Premises, ascertained in accordance with $4.1.4 (but never less than Rent payable during the immediately preceding Lease Year) or (ii) the sum of (A) $1.80 multiplied by 130,490 (the total square feet of FAR Floor Area of initial Improvements constructed on the Development Parcel), increased by 5% per annum, cumulatively, from the Date of Lease Execution until the beginning of the Lease Year in question (calculated as [$1.80 (l+ (x) (. 05))x 130,490] (x being the Lease Year in question)), plus (B)(1)if either Landlord or Tenant terminate this Lease with respect to the Holding Parcel (exclusive of the Inaccessible Parcel) in accordance with Sections 4.2.1.1(e) and 4.2.1.1(f) of this Lease, respectively, the product of $1.80 multiplied by the greater of (v) 80,000 or (w) the total square feet of FAR Floor Area constructed on that portion of the Premises formerly referred to as the Inaccessible Parcel, increased by 5% per annum, cumulatively, from the Date of Lease Execution until the beginning of the Lease Year in question (calculated as [$1.80 (1+(x) (. 05)) x (y)] (x being the Lease Year in question and y being the greater of clause (v) and (w) above); or (2) if neither Landlord or Tenant terminate this Lease with respect to the Holding Parcel (exclusive of the Inaccessible Parcel) as provided herein, the product of $1.60 multiplied by 620,160 (the Maximum FAR Floor Area of Additional Improvements (as hereinafter defined)), increased by 5% per annum, cumulatively, from the Date of Lease Execution until the beginning of the Lease Year in question (calculated as [$1.60 (1+(x)(. 05))x 620,160] (x being the Lease Year in question). (For an example, see Section 4.1.6.)

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     DEVELOPMENT PARCEL RENT: The sum of (a) (i) from and after June 1, 1997,
     $272,724.10 per annum (100% of the product of $2.09 [$1.80 increased by 16.1%, the CPI Escalation for the initial five Lease Years] multiplied by 130,490 or the total square feet of FAR Floor Area of initial Improvements constructed on the Development Parcel) through the last day of the month in which the Development Plan Rent Commencement Date (as hereinafter defined) occurs, (ii) from and after the first day of the month following the Development Plan Rent Commencement Date, $245,451.69 per annum (90% of the product of $2.09 multiplied by 130,490) through the last day of the month in which the fifth anniversary of the Development Plan Rent Commencement Date occurs, and (iii) $272,724.10 per annum (100% of the product of $2.09 multiplied by 130,490) for any period thereafter, PLUS (b) from and after the Development Plan Rent Commencement Date: (i) if either Landlord or Tenant terminate this Lease with respect to the Holding Parcel (exclusive of the Inaccessible Parcel) in accordance with Sections 4.2.1.1(e) and 4.2.1.1(f) of this Lease, respectively, the product of $2.09 multiplied by the greater of (A) 80,000 or (B) the total square feet of FAR Floor Area constructed on that portion of the Premises formerly referred to as the Inaccessible Parcel; or (ii) if neither Landlord nor Tenant terminate this Lease with respect to the Holding Parcel (exclusive of the Inaccessible Parcel) as provided herein, $1,038,147.84 per annum (90% of the product of 620,160, being the maximum FAR Floor Area of additional Improvements which could potentially be constructed on the Premises ("MAXIMUM FAR FLOOR AREA OF ADDITIONAL IMPROVEMENTS"), multiplied by $1.86 through the last day of the month in which the fifth anniversary of the Development Plan Rent Commencement Date occurs, and $1,153,497.60 per annum (100% of the product of the Maximum FAR Floor Area of Additional Improvements, multiplied by $1.86) for any period thereafter; subject to increase on the tenth anniversary of the Date of Lease Execution (June 1, 1992) and every fifth anniversary thereafter by the a mount equal to the CPI Escalation multiplied by the sum of the amounts set forth in clause (a) and clause
     (b). Development Parcel Rent shall be due and payable from the Date of Lease Execution (June 1, 1992) until the commencement of Adjusted Rent. (For an example, see Section 4.1.6.)

     HOLDING PARCEL RENT: (a) $1.00 multiplied by the number of total square feet of land area included within that portion of the Holding Parcel exclusive of the Inaccessible Parcel which have been improved and upon which parking facilities have been constructed, as more fully provided in
     Section 4.1.l, PLUS (b) $250.00 annually for each parking space striped on that portion of the Holding Parcel exclusive of the Inaccessible Parcel, PLUS (c) $.50 multiplied by the number of total square feet of the remainder of the land area included within that portion of the Holding Parcel exclusive of the Inaccessible Parcel; subject to increase on the tenth anniversary of the Date of Lease Execution (June 1, 1992)and every five years thereafter by the amount equal to the CPI Escalation multiplied by the sum of the amounts set forth in clauses (a), (b) and (c). From and after the Development Plan Rent Commencement Date, no Holding Parcel Rent shall be payable.

     INACCESSIBLE PARCEL RENT: The product of $2.09 multiplied by the greater of
     (i) 80,000 or (ii) the total square feet of FAR Floor Area of Improvements constructed on the Inaccessible Parcel, subject to increase on the tenth anniversary of the Date of Lease Execution (June 1, 1992) and every five years thereafter by an amount equal to the CPI Escalation multiplied by the aforementioned product. From and after the Development

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     Plan Rent Commencement Date, no Inaccessible Parcel Rent shall be payable.

     PREMISES: The land and improvements located on the lot described in Appendix A attached to the Existing Lease, which lot consists of the Development Parcel and the Holding Parcel (which Holding Parcel includes the Inaccessible Parcel) as the same are initially established and described in said Appendix A. Effective as of the Development Plan Commencement Date, the Inaccessible Parcel shall be deemed to have been moved from the Holding Parcel to the Development Parcel. The Holding Parcel, exclusive of the Inaccessible Parcel, may be eliminated from the Premises by Landlord upon the terms and conditions set forth in this Lease.

     RENT: The sum of all Holding Parcel Rent, Inaccessible Parcel Rent, Development Parcel Rent and Adjusted Rent, per annum.

     TERM: From the Date of Lease Execution (June 1, 1992) until the sixty-fifth anniversary of such Date."

     2. Section 2.1, Premises. The first sentence of Section 2.1 of the Existing Lease is hereby deleted in its entirety, and the following text is substituted therefor:

     "Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Term (unless, with respect to all and/or certain portions of the Premises, earlier terminated in accordance with the provisions of the Lease), subject to the terms of this Lease and all matters of record existing as of the Date of Lease Execution and matters referred to herein, to all of which Tenant shall conform."

     3. Section 2.1.1. Development Parcel. Holding Parcel and Inaccessible Parcel. The text of Section 2.1.1 of the Existing Lease is hereby revised as follows:

          a. The first paragraph of Section 2.1.1 is hereby deleted in its entirety, and the following text is substituted therefor:

               "The Premises consist of the Development Parcel, the Holding Parcel and the Inaccessible Parcel (the initial boundaries of which are described on Appendix A)."

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          b.   The second sentence of the second paragraph of Section 2.1.l is hereby deleted in its entirety.

          c. The third and fourth paragraphs of Section 2.1.1 are hereby deleted in their entirety.

          d. The fifth paragraph of Section 2.1.1 shall be revised by adding to the last sentence thereof the clause:

               "(exclusive of the Inaccessible Parcel), but Tenant shall be permitted to use portions of the Holding Parcel for surface parking."

     4. SECTION 2.1.2. Section 2.1.2 of the Existing Lease is hereby deleted in its entirety.

     5. SECTION 2.1.3. Section 2.1.3 of the Existing Lease is hereby deleted in its entirety, and the following new Section 2.1.3 is substituted therefor:

          "2.1.3 Development of Inaccessible Parcel. Tenant shall be entitled to construct Improvements on the Inaccessible Parcel from time to time subject to and in accordance with Section 3.2 hereof. Until such time as Tenant constructs Improvements on the Inaccessible Parcel, Tenant shall pay Inaccessible Parcel Rent with respect to the Inaccessible Parcel calculated as if the Inaccessible Parcel were improved with 80,000 square feet of FAR Floor Area of Improvements.

          From and after the date that Tenant constructs Improvements on the Inaccessible Parcel that contain more than 80,000 square feet of FAR Floor Area, Tenant shall pay Inaccessible Parcel Rent with respect to the Inaccessible Parcel based upon the actual square footage of FAR Floor Area of such Improvements, as if such Improvements had been included in the initial Development Parcel. Such Rent shall be subject to such increases and adjustments as are then and thereafter applicable to the Improvements on the initial Development Parcel."

     6. SECTION 4.1.1. HOLDING PARCEL RENT. Section 4.1.1 of the Existing Lease is hereby deleted in its entirety, and the following text is substituted therefor:

          "4.1.1 HOLDING PARCEL RENT. Holding Parcel Rent will be as set forth in Section 1.1, except that Holding Parcel Rent will continue to be paid with respect to any land area within public or private right of way hereafter established whether or not Landlord retains any fee interest therein. As of June 1, 1997, the Holding Parcel Rent computed in accordance with $1.1 is equal to $15,652.93 per month. The calculation of Holding Parcel Rent as of June 1, 1997 is detailed on Schedule 4.1.1 attached hereto."

     7. SECTION 4.1.1.1, INACCESSIBLE PARCEL RENT. The following text is added as Section 4.1.1.1 of the Existing Lease following Section 4.1.1 of the Existing Lease:

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          "4.1.1.1 INACCESSIBLE PARCEL RENT. Inaccessible Parcel Rent will be as set forth in Section 1.1. As of June 1, 1997, the Inaccessible Parcel Rent computed in accordance with $1.1 is equal to $13,933.33 per month (or $2.09 x 80,000 =Section 167,200.00 per annum or $13,933.33 per month). "

     8. SECTION 4.1.2. DEVELOPMENT PARCEL RENT. Section 4.1.2 of the Existing Lease shall be deleted in its entirety, and the following text shall be substituted therefor:

     "4.1.2 DEVELOPMENT PARCEL RENT. Development Parcel Rent during the Term shall be as set forth in Section 1.1, except that the amount set forth in clause (b) described under "Development Parcel Rent" shall not be due and payable to Landlord until the Development Plan Rent Commencement Date. The amount set forth in clause (b) of Development Parcel Rent shall not be reduced for any reason, including, without limitation, the fact that Tenant is permitted to develop more than 75% but less than 100% of the FAR Floor Area as set forth in the Development Plan (the "DEVELOPMENT PLAN FLOOR AREA") or if Tenant is prohibited from developing at least 75% of the Development Plan Floor Area and does not terminate the Lease as to the Holding Parcel in accordance with the provisions of Section 4.2.1.1(f) hereof."

     9. SECTION 4.2.1.1, DEVELOPMENT OF THE HOLDING PARCEL. The following text is added as Section 4.2.1.1 of the Existing Lease following Section 4.2.1 of the Existing Lease:

     "4.2.1.1" DEVELOPMENT OF THE HOLDING PARCEL.

     (a) PRELIMINARY DEVELOPMENT PLAN.

     Notwithstanding any provisions of the Existing Lease to the contrary, within sixty (60) days after the date of this Second Amendment (the "PRELIMINARY DEVELOPMENT PLAN PERIOD"), Tenant shall present to Landlord for its review a preliminary development plan and development timetable for the Holding Parcel (the "PRELIMINARY DEVELOPMENT PLAN").

     (b) DEVELOPMENT PLAN.

     During the three (3) months following the Preliminary Development Period (which three (3) months, together with the Preliminary Development Plan Period, shall be hereinafter referred to as the "Development Plan Period "), Landlord and Tenant shall negotiate in good faith the terms of a final development plan and development timetable for the Holding Parcel (the "DEVELOPMENT PLAN") which is consistent with the approved master plan set forth in Appendix F of the Existing Lease and mutually acceptable to Landlord and Tenant in each party's sole discretion. The Development Plan shall include, without limitation, (i) an agreement of Tenant to grant Landlord and its successors, assigns, lessees and/or licensees an exclusive access easement, in form and substance satisfactory to Landlord, along the westerly boundary of the Holding Parcel from Western Avenue to the southerly edge of the Holding Parcel and (ii) an identification of each Leasehold Mortgage Parcel (as hereinafter defined) and each Sale-Leaseback Parcel (as hereinafter defined).

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     To the extent the parties agree to the terms and conditions of the
     Development Plan, the parties agree to enter into an amendment to the Existing Lease, as amended hereby, as necessary and appropriate to reflect the terms of the Development Plan.

     Tenant acknowledges that Landlord's ability to enter into an amendment to the Lease as aforesaid as well as this Second Amendment is derived from M.
     G. L. Chapter 81A which provides that Landlord must submit to the Metropolitan Highway System Advisory Board ("ADVISORY BOARD") before the final execution thereof by Landlord all contracts, plans, agreements and memoranda of understanding relative to land use plans, air rights, zoning restrictions and environmental impacts associated with the development of the Holding Parcel (any such agreement is herein referred to as a "DEVELOPMENT CONTRACT") for review by the Advisory Board.

     (c) MEPA REVIEW.

     Upon completion of the Development Plan (but in any event no later than four (4) months after the expiration of the Development Plan Period), Tenant shall file a preliminary environmental impact report (the "PEIR") complying with all provisions of the Massachusetts Environmental Policy Act and the regulations enacted pursuant thereto (collectively, "MEPA") with the Commonwealth of Massachusetts Department of Environmental Affairs or any other successor agency ("DEP"). Tenant shall simultaneously provide Landlord with a copy of the PEIR.

     Upon Tenant's receipt of comments from DEP, Tenant shall submit a thorough response to such comments to DEP as soon as practicable (but in any event no later than two (2) months after receipt of such comments), and shall simultaneously provide Landlord with a copy of such response.

     Within twelve (12) months after the Development Plan Period, Tenant shall have complied with the provisions of the Massachusetts Environmental Policy Act and the regulations enacted pursuant thereto (collectively, "MEPA") and shall have received all permits and/or approvals required thereunder.

     Such twelve-month period shall be extended for up to an additional four (4) months if Tenant is diligently and continuously pursuing all applicable MEPA permits and/or approvals.

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     (d) DEVELOPMENT PLAN RENT COMMENCEMENT DATE. Tenant shall pay Rent in the amount set forth in clause (b) of Development Parcel Rent commencing on the earlier of (i) the date on which a permit (or other successor permission) entitling Tenant to have temporary or permanent occupancy of such Improvements, or portions thereof, is issued or Available To Be Issued (hereafter defined) by the City of Boston or when Tenant commences occupancy of such Improvements in connection with its business, if earlier (Tenant shall give prompt notice of said permit issuance to Landlord), or
     (ii) the date which is eighteen (18) months after all MEPA permits and/or approvals have been obtained (but in any event not longer than thirty-four
     (34) months after the expiration of the Development Plan Period) [which earlier date shall hereinafter be referred to as the "DEVELOPMENT PLAN RENT COMMENCEMENT DATE"].

     "AVAILABLE TO BE ISSUED" shall mean that, but for delays neither caused by Tenant nor reasonably preventable by Tenant, could then have been substantially completed such that a permit entitling Tenant to have temporary or permanent occupancy would be issued.

     (e) LANDLORD'S TERMINATION OPTION. Notwithstanding any provisions of the Existing Lease to the contrary, if Tenant fails to comply with any of the provisions of subparagraphs (a), (b) and (c) above of this Section 4.2.1.1, upon four (4) months prior written notice to Tenant, Landlord may terminate the Lease as to the Holding Parcel (exclusive of the Inaccessible Parcel) and/or negotiate and conclude a lease transaction regarding all or a portion of the Holding Parcel (exclusive of the Inaccessible Parcel) with any other potential developers for any development on any terms and conditions acceptable to Landlord in its sole discretion. Landlord shall use reasonable efforts to require that the lease agreement embodying any such lease transaction contain covenants by the lessee to review the scope of the lessee's proposed construction with Tenant, to consider the coordination of such construction with Tenant, and to provide Tenant with the opportunity to comment on the lessee's proposed construction schedule. On or before the termination date specified in Landlord's notice to Tenant, Tenant shall surrender the Holding Parcel (exclusive of the Inaccessible Parcel) to Landlord in accordance with the provisions of the Lease, including, without limitation, Section 5.1.9 thereof.

     (f) TENANT'S TERMINATION OPTION. If for whatever reason prior to the commencement of the construction of the Improvements described in the Development Plan mutually agreed to by the parties Tenant is prohibited from developing at least 75% of the Development Plan Floor Area, upon at least four (4) months prior written notice to Landlord (which notice must be given within sixty (60) days of the date Tenant determines it is unable to develop at least 75% of the Development Plan Floor Area), Tenant may terminate the Lease as to the Holding Parcel (exclusive of the Inaccessible Parcel). On or before the

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     termination date specified in Tenant's notice to Landlord, Tenant shall surrender the Holding Parcel (exclusive of the Inaccessible Parcel) to Landlord in accordance with the provisions of the Lease, including, without limitation, Section 5.1.9 thereof."

     10. SECTION 4.1.3, CPI ESCALATION. The first sentence of Section 4.1.3 of the Existing Lease is hereby deleted in its entirety, and the following text is substituted therefor:

          "The term "CPI Escalation" shall mean the sum from time to time of each five successive years' percentage increase in the CPI commencing in the case of the initial five Lease Years with CPI with a period which includes the Date of Lease Execution (June 1, 1992), and for each subsequent five Lease Years commencing with CPI for each subsequent five year anniversary of the Date of the Lease Execution (June 1, 1992), but no percentage increase shall be included to the extent that such increase in CPI exceeds 5% per annum for such period and if there is no percentage increase in CPI or a percentage increase in CPI of less than 3% per annum for such period, then for the purposes of calculating "CPI Escalation" 3% shall be included as the annual percentage increase for such period. Notwithstanding any provisions of the Existing Lease, as amended hereby, to the contrary, the parties hereby acknowledge and agree that the CPI Escalation for the initial five Lease Years is 16.1%."

     The last sentence of Section 4.1.3 of the Existing Lease is hereby deleted in its entirety, and the following text shall be substituted therefor:

          "Accordingly, the CPI escalation for Lease Years l-5 is 23.03% (4% + 4.16% + 4.87% + 5% (because 5.65% exceeds the 5% cap) + 5% (because 5.93% exceeds the 5% cap))."

     11. SECTION 4.1.4. ADJUSTED RENT. Section 4.1.4 of the Existing Lease is hereby deleted in its entirety, and the following text is substituted therefor:

          "4.1.4 ADJUSTED RENT. Adjusted Rent during the Term shall be set forth in Section 1.1 and shall be determined respectively for the 30th, 40th, 50th and 60th anniversaries of the Date of the Lease Execution (June 1, 1992) respectively and, as so determined, remain in effect until the next such anniversary (or, finally, the end of the Term)."

     12.  SECTION 4.1.6. EXAMPLES.

          (a) Section 4.1.6(l) of the Existing Lease is hereby deleted in its entirety, and the following text is substituted therefor:

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          "(1) Assume it is the beginning of the seventh Lease Year. Tenant has built 130,490 sq. ft. of FAR Floor Area of initial Improvements on the Premises, the Development Plan Rent Commencement Date has occurred, and neither Landlord nor Tenant has terminated this Lease with respect to the Holding Parcel (exclusive of the Inaccessible Parcel) as provided herein. As of the date of the Development Plan Rent Commencement Date, Holding Parcel Rent and Inaccessible Parcel Rent will be $1,283,599.53 (90% of the sum of $272,724.10 ($2.09 x
          130,490), plus $1,153,497.60 ($1.86 x 620,160))."

          (b) Section 4.1.6(2) of the Existing Lease is hereby deleted in its entirety, and the following text is substituted therefor:

          "(2) Assume it is the thirtieth anniversary of the Date of Lease Execution (June 1, 1992); neither Landlord nor Tenant terminated this Lease respect to the Holding Parcel (exclusive of the Inaccessible Parcel); the Premises are not fully developed as there are 630,490 square feet (as opposed to 750,650 square feet) of FAR Floor Area of Improvements on the Premises. The initial Improvements were 130,490 square feet of FAR Floor Area and 500,000 square feet of FAR Floor Area of Improvements were constructed. Adjusted Rent is to be determined in accordance with Section 1.l. Fair Market Value Rent (assuming Maximum FAR Floor Area of Improvements is constructed on the Premises), in accordance with the procedure set forth in 4. Section 1.5, has been determined to be $3,500,000 a sum which is greater than the amount of Rent paid by Tenant with respect to the previous Lease Therefore, in determining Adjusted Rent, Tenant shall pay the lesser of Fair market Value Rent or the product of clause (ii) of the Adjusted Rent Formula set forth in Section 1.1 which is the sum of the products obtained under clause (A) and clause (B) of the Adjusted Rent formula set forth in Section 1.1 each respectively increased by 5% per annum, cumulatively, from the Date of Lease Execution (June 1, 1992) until the beginning of the thirty-first Lease Year or the sum of $587,205.00 [$1.80 (1 + (30)(.05)) x 130,490], plus the sum of
          $2,480,640.00 [$1.60 (1 + (30)(.05)) x 620,160] resulting in a sum of
          $3,067,845.00 ($587,205.00 + $2,480,40.00)."

     13. SECTION 12.1, TENANT'S RIGHT TO MORTGAGE. Section 12.1 of the Existing Lease is hereby deleted in its entirety, and the following text is substituted therefor:

     "12.1 RIGHT TO MORTGAGE.

     (a) Tenant shall have the right from time to time to grant one or more separate leasehold mortgages encumbering all or any functionally distinct portion of the Premises and the Improvements located thereon (each such portion of the Premises so mortgaged, a "LEASEHOLD MORTGAGE PARCEL"), assign and lease back all or a portion of the Premises and the Improvements located thereon incidental to a so-called sale-leaseback financing (each such portion of the Premises subject to a so-called sale-leaseback financing, a "SALE-LEASEBACK PARCEL") and grant a security interest under the Uniform Commercial Code in all or a portion of its interest in the Premises and all or a portion of the Improvements

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     (each a "LEASEHOLD MORTGAGE" and collectively, the "LEASEHOLD MORTGAGES"), to secure the payment of any loan or loans obtained by Tenant from one or more recognized institutional lenders or other recognized financing sources (collectively, "LEASEHOLD MORTGAGEE"); provided, however, that Tenant shall give prior written notice to Landlord of its intent to exercise such rights hereunder, including in such notice the name, address of each such proposed Leasehold Mortgagee, the amount of such loan or loans and a description of the Leasehold Mortgage Parcel or the Sale-Leaseback Parcel, as the case may be, and thereafter promptly furnish any other information regarding each such Leasehold Mortgagee which Landlord may reasonably request. The intent of this provision is to enable Tenant to separately finance those Improvements on the Premises used principally for manufacturing purposes, for office and administrative purposes, and for research and development purposes, and for parking facilities. The Leasehold Mortgage having the first priority from time to time with respect to each Leasehold Mortgage Parcel is the "FIRST LEASEHOLD MORTGAGE" with respect to that respective Leasehold Mortgage Parcel; and the holder thereof is the "FIRST LEASEHOLD MORTGAGE" with respect to that respective Leasehold Mortgage Parcel. All Leasehold Mortgages are sometimes referred to as "PERMITTED FINANCING."

     (b) Landlord agrees to consider amendments to this Lease which may be reasonably required to enable Tenant to obtain separate financing for each functionally distinct portion of the Premises. Tenant will submit such amendments to Landlord who will review the same and indicate those that are acceptable, and as to those which are not, specifying the reasons therefor and what changes would make the same acceptable to Landlord. To the extent such functionally distinct portion of the Premises is identified on the Development Plan, Landlord shall not deem such amendment unacceptable provided such amendment otherwise complies with this Section 12.1. At Tenant's request, Landlord will enter into separate (i.e., non-cross default) ground leases for each functionally distinct portion of the Premises, such separate ground leases to be on the same terms as contained in this Lease with only such changes as are necessary to accommodate separate leasing. In addition to the written notice from Tenant required in accordance with paragraph (a), Tenant shall deliver to Landlord a new lease upon the same terms and conditions of the Existing Lease as amended hereby, covering the Leasehold Mortgage Parcel or the Sale-Leaseback Parcel, as the case may be (except to the extent any such terms and conditions do not apply to the respective Leasehold Mortgage Parcel or the Sale-Leaseback Parcel), and a notice or memorandum thereof, in form and substance suitable for recording with the Suffolk County Registry of Deeds and the Suffolk Registry District of the Land Court (each a "PERMITTED FINANCING LEASE"). Landlord shall use reasonable efforts to obtain approval, execute and deliver the Permitted Financing Lease as soon as reasonably practicable thereafter. Landlord and Tenant agree to negotiate in good faith, execute and deliver all other documents, instruments, amendments, restatements, agreements and contracts reasonably necessary in connection with the execution and delivery of the Permitted Financing Lease, including, but not limited to any Landlord Consent, Waiver and Estoppel Agreement by and among Landlord, Tenant and Leasehold Mortgagee, reasonably requested by such Leasehold Mortgagee.

     (c) Notwithstanding any provisions of this Lease to the contrary: (i) the configuration of any and all Leasehold Mortgage Parcels and/or any and all Sale-Leaseback Parcels shall be documented in the Development Plan; (ii) Landlord shall not be required to enter into any amendments to this Lease, any Permitted Financing Lease or any other documents in connection therewith (collectively, the "PERMITTED FINANCING LEASE DOCUMENTS") in order to assist Tenant in financing any portion of the Improvements if Landlord is required to pay any out-of-pocket expenses in connection therewith and/or if any provisions of any such Permitted Financing Lease Document in any way increase Landlord's obligations or decrease the economic benefits derived by Landlord hereunder; and (iii) Tenant shall promptly (but not later than ten
     (10) days after Landlord's delivery to Tenant of a statement of such costs) reimburse Landlord for all actual costs (out-of-pocket and otherwise) expended or incurred by Landlord in connection with assisting Tenant in arranging financing for any portion of the Improvements, including, without limitation, the negotiation and review of any Permitted Financing Lease Documents.

     14. ADJOINING PARCELS. Tenant hereby relinquishes all of its rights in and to the Adjoining Parcels. In that regard, Article XIV and Appendix C of the Existing Lease are hereby deleted in their entirety.

     15. ENTIRE AGREEMENT. This Second Amendment constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings thereto, including, without limitation, that certain letter dated as of June 18, 1997 from Landlord to Tenant. Except for those set forth in this Second Amendment, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Second Amendment or the obligations of Landlord or Tenant in connection herewith.

     16. NO OFFER. Submission of this Second Amendment to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Second Amendment unless Landlord executes a copy of this Second Amendment and delivers it to Tenant.

     17. LANDLORD FEES. Within ten (10) days after Landlord's delivery to Tenant of a statement of such costs, Tenant shall reimburse Landlord for fifty percent (50%) of all costs (including, without limitation, reasonable attorneys' fees) expended or incurred by Landlord in connection with the drafting and negotiating of this Second Amendment.

     18. MISCELLANEOUS. The parties hereto acknowledge and agree that, except as specifically amended by the terms of this Second Amendment, all of the terms, covenants and provisions of the Existing Lease are hereby ratified and confirmed and shall remain in full force and effect throughout the balance of the Term as defined in this Second Amendment. From and after the date hereof, all references in the Existing Lease to the terms "the Lease" or "this Lease" shall mean and be the Existing Lease as affected by this Second Amendment.

     IN WITNESS WHEREOF, Landlord, Tenant and Guarantor have caused this Second Amendment to Lease to be executed by their duly authorized representatives as a Massachusetts instrument under seal on the date and year first above written.

                                        LANDLORD:
APPROVED:                               MASSACHUSETTS TURNPIKE AUTHORITY
MASSACHUSETTS TURNPIKE AUTHORITY

   /s/ Robert M. Ruzzo                  By:   /s/ James E. Rooney
-----------------------------              ---------------------------------
Name: Robert M. Ruzzo,                        Name: James E. Rooney,
      General Counsel                         Title: Chief Financial Officer


                                        TENANT:

                                        ALLSTON LANDING LIMITED
                                        PARTNERSHIP

                                        By: Allston Landing Corporation
                                        Its Sole General Partner

                                        By:   /s/ David J. McLachlan
-----------------------------              ----------------------------------
Name:                                         Name:  David J. McLachlan,
                                              Title: Executive Vice President


                                        GUARANTOR:

                                        GENZYME CORPORATION

                                        By:   /s/ David J. McLachlan
                                           ---------------------------------
                                              Name:  David J. McLachlan
                                              Title: Executive Vice President

                                 SCHEDULE 4.1.1

             HOLDING PARCEL (PROPER) RENT CALCULATION (AS OF 6/1/97)

The area of the Holding Parcel (excluding the area of the Inaccessible Parcel) is: 185,598 s.f.

Of the total area, the Landlord has determined the following areas to be improved land used for access and parking:

              Main parking lot:                 54,608 s.f.
              New parking:                       2,560 s.f.
              Access road to parking:           16,640 s.f.

              TOTAL PARKING:                    73,808 s.f.

The unimproved area of the Holding Parcel is:

                         185,598 - 73,808 = 111,790 s.f.

Base rent has been computed at $0.50 (before escalation) for the unimproved area of the Holding Parcel, and base rent has been computed at $1.00 (before escalation) for the improved land. In addition, there is a parking fee of $1.00/day (before escalation) for every working day (261 weekdays, less 11 holidays = 250 days), on the 149 spaces which are on the improved land.

                                                                                        WITH EXCEPTION OF
                                                                                        PARKING FEE, ESCALATED
                                               ORIGINAL                                 BY 16.1%
                                               --------                                 ----------------------
Improved land rent =                73,808 s. f. x $1.00 =$73,808                       $  85,691.09

Unimproved land rent =              111,790 s. f. x $0.50 =$55,895                      $  64,894.10

Parking fee =                       149 SPACES X 250 DAYS X $1/DAY = $37,250            $  37.250.00
                                    ----------------------------------------            ------------

Holding Parcel Proper Total =               $ 166,953                                   $ 187,835.19

                                                                        DIVIDED BY 12 = $  15,652.93

* The CPI Escalation for Lease Years l-5 is 16.1%.